Exhibit 10.63

CONFIDENTIAL TREATMENT REQUESTED

Path 1 Network Technologies Inc.

6215 Ferris Square, Suite 140

San Diego, CA 92121

Phone 858.450.4220

Fax 858.450.4203

www.path1.com

January 22, 2004

Mr. Guy Sucharczuk

Chief Executive Officer

Aurora Networks

2803 Mission College Boulevard

Santa Clara, CA 95054

Re:	Amendments To Integrated QAM Development Agreement And Reseller Agreement

Dear Guy:

This Letter Agreement memorializes our recent discussions over the Path 1 Network Technologies Inc. (“Path 1”) 1800 series integrated QAM gateway product (the “Product”) pursuant to the Agreement between Path 1 Network Technologies Inc. and Aurora Networks (“Aurora”) dated May 27, 2003, as amended by our Letter Agreement dated September 16, 2003 (hereinafter collectively referred to as the “Agreement”). This Letter Agreement also makes an amendment to the Reseller Agreement, effective May 8, 2003, between Path 1 and Aurora.

Path 1 and Aurora mutually agree that the first paragraph of Section 3.4 of the Agreement is amended in its entirety to read as follows:

3.4	Exclusive License. During the term of this Agreement, and subject to the terms and conditions of this Agreement, Path 1 hereby grants Aurora a present, immediate, irrevocable, nontransferable, license to use, support, demonstrate, sell, manufacture (but subject to the conditions subsequent set forth in Section 11.16 and the Escrow Agreement attached hereto as Exhibit D) and distribute, through single or multiple tiers of distribution, the Product and all end user documentation delivered as part of or together with the Product or otherwise provided under this Agreement. This license extends to any improvements, upgrades, modifications and derivative works of the Product, to the extent that such constitute and are embodied in an IP, multiQAM-type product.

Upon the execution of this Letter Agreement, Aurora will immediately provide any required notice or documentation to the Escrow Agent (as described in Section 11.16 of the Agreement) currently holding Path 1 proprietary information,

CONFIDENTIAL TREATMENT REQUESTED

January 22, 2004

Page Two

software tools, know how and other Path 1 confidential information) to immediately return the same to Path 1.

Upon Path 1’s receipt from the Escrow Agent of all such proprietary information, software tools, know how and other confidential information, Path 1 shall pay to Aurora the sum of *** (***). This sum shall be payable as follows: *** (***) shall be payable February 28, 2004; the remaining *** (***) shall be payable March 31, 2004.

The parties further agree as consideration for Path 1 entering into this Letter Agreement, the Most Favored Nation pricing provisions as contained in Sections 1.4 and 4.4 of the Reseller Agreement, effective May 8, 2003 between the parties, shall be terminated effective as of the date on which Aurora has received the final payment required by the preceding paragraph.

Moreover, the survival provisions as contained in Section 11.17 of the Agreement shall survive termination of the Agreement.

If you are in agreement with the foregoing, kindly sign and date this Letter Agreement.

Sincerely,

/s/ Frederick A. Cary

Frederick A. Cary

President, Chairman & CEO

Path 1 Network Technologies Inc.

Agreed and Accepted:

/s/ Guy Sucharczuk

Guy Sucharczuk

CEO

Aurora Networks

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.